GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (this "Guaranty Agreement"), dated as of March 15, 2005, is made by EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER AGREEMENT (each a "Guarantor" and collectively the "Guarantors") to UNION BANK OF CALIFORNIA, N.
A. a national banking association organized and existing under the laws of the United States, as Trustee (in such capacity, the "Trustee") pursuant to that certain Indenture dated as of June 22, 2004, between Kellwood Company, a Delaware corporation (the "Company") and the Trustee, as supplemented by that certain Supplemental Indenture dated as of the date hereof (as supplemented from time to time, the "Indenture"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture.

                                W I T N E S S E T H:
                                --------------------

         WHEREAS, pursuant to the Indenture the Company has issued its 3.50% Convertible Senior Debentures due 2034 (the "Debentures");

         WHEREAS, each Guarantor is, directly or indirectly, a material domestic Subsidiary of the Company and materially benefits from the Debentures issued under the Indenture;

         WHEREAS, the Company has entered into a Credit Agreement dated as of October 20, 2004 (herein, as the same may be amended, supplemented or modified from time to time called the "Credit Agreement"), among the Company, various lenders party thereto (the "Lenders"), Bank of America, N.A., as Trustee, and Banc of America Securities LLC, as sole lead arranger and sole book manager;

         WHEREAS, the Credit Agreement requires that each Guarantor execute and deliver a guaranty agreement as more fully provided for therein (herein as the same may be amended, supplemented or modified from time to time called the "Credit Agreement Guaranty") with respect to the Company's obligations under the Credit Agreement and related documents; and

         WHEREAS, the Guarantors have deemed it advisable and in the best interest of the Guarantors to voluntarily execute and deliver this Guaranty Agreement to the Trustee for the benefit of the Debentureholders, it being understood that this Guaranty Agreement shall automatically terminate concurrent with any release or termination of the Credit Agreement Guaranty.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

         1. GUARANTY. Subject to the termination provisions in Section 22 hereof, each Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Trustee for the benefit of the Debentureholders the payment and performance in full of the Guaranteed Liabilities (as defined below). For all purposes of this Guaranty Agreement, "Guaranteed Liabilities" means: (a) the Company's prompt payment in

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full, when due or declared due and at all such times, of all obligations and all other amounts pursuant to the terms of the Indenture and Debentures and all other documents heretofore, now or at any time or times hereafter owing, arising, due or payable from the Company to the Trustee, including principal, interest, premiums and fees (including, but not limited to, costs, expenses or disbursements of counsel); and (b) the Company's prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by the Company under the Indenture, the Debentures and all other documents delivered therewith; provided that the Guaranteed Liabilities shall not apply to any performance, observance or discharge by the Company of any of the provisions of Article 15 of the Indenture. The Guarantors' obligations to the Trustee under this Guaranty Agreement are hereinafter collectively referred to as the "Guarantors' Obligations" and, with respect to each Guarantor individually, the "Guarantor's Obligations." Notwithstanding the foregoing, the liability of each Guarantor individually with respect to its Guarantor's Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United
States Bankruptcy Code or any comparable provisions of any applicable state law. Each Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Guaranteed Liabilities.

         2. PAYMENT. If the Company shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fee (including, but not limited to, loan fees and fees, costs, expenses or disbursements of counsel), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Indenture, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Indenture, then any or all of the Guarantors will, upon demand thereof by the Trustee, fully pay to the Trustee, for the benefit of the Trustee, subject to any restriction on each Guarantor's Obligations set forth in Section 1 hereof, an amount equal to all the Guaranteed Liabilities then due and owing.

         3. ABSOLUTE RIGHTS AND OBLIGATIONS. This is a guaranty of payment and not of collection. The Guarantors' Obligations under this Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Guaranty Agreement, the Indenture and the Debentures to which it is a party by reason of:

                  (a) any lack of legality, validity or enforceability of the Indenture, of any of the Debentures, or of any other agreement or instrument created, providing security for, or otherwise relating to any of the Guarantors' Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Indenture and Debentures and all such other agreements and instruments being collectively referred to as the "Related Agreements");

                  (b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;


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                  (c) any acceleration of the maturity of any of the Guaranteed
         Liabilities, of the Guarantor's Obligations of any other Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

                  (d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Guarantor's Obligations of any Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

                  (e) any dissolution of the Company or any Guarantor or any other party to a Related Agreement, or the combination or consolidation of the Company or any Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of the Company or any Guarantor or any other party to a Related Agreement;

                  (f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings available under, the Indenture, any of the Debentures or any other Related Agreement, in whole or in part;

                  (g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty of the Guaranteed Liabilities (including without limitation the Guarantor's Obligations of any other Guarantor and obligations arising under any other Guaranty now or hereafter in effect);

                  (h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Indenture, any Debenture or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Guarantor's Obligations of any other Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

                  (i) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which may or might in any manner or to any extent vary the risks of such Guarantor, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to the Company or any other Guarantor or any collateral in respect of the Guaranteed Liabilities or Guarantors' Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty Agreement and the Guarantors' Obligations hereunder and under each Guaranty Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment as herein provided.

         4. CURRENCY AND FUNDS OF PAYMENT. All Guarantors' Obligations will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of the Trustee with respect thereto as against the Company, or cause or permit

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to be invoked any alteration in the time, amount or manner of payment by the
Company of any or all of the Guaranteed Liabilities.

         5. EVENTS OF DEFAULT. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then, subject to and in accordance with the provisions of Article 7 of the Indenture, the Guarantors' Obligations shall become due and payable.

         6. TRUSTEE. In acting hereunder, the Trustee shall be entitled to all rights, privileges, protections, immunities and indemnities provided to it under the Indenture.

         7. SUITS. Each Guarantor from time to time shall pay to the Trustee for the benefit of the Trustee, on demand, at the Trustee's place of business set forth in the Indenture or such other address as the Trustee shall give notice of to such Guarantor, the Guarantors' Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Trustee may proceed to suit against any one or more or all of the Guarantors. At the Trustee's election, one or more and successive or concurrent suits may be brought hereon by the Trustee against any one or more or all of the Guarantors, whether or not suit has been commenced against the Company, any other Guarantor, or any other Person and whether or not the Trustee have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

         8. SET-OFF AND WAIVER. Each Guarantor waives any right to assert against the Trustee as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Guarantor's Obligations, any defense (legal or equitable) or other claim which such Guarantor may now or at any time hereafter have against the Company the Trustee without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Guarantor.

         9. WAIVER OF NOTICE; SUBROGATION.

                  (a) Each Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Guaranty Agreement; (ii) presentment, demand, default, non-payment, partial payment and protest; and (iii) any other event, condition, or occurrence described in Section 3 hereof. Each Guarantor agrees that the Trustee may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as the Trustee, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Guarantor from its Guarantor's Obligations, and each Guarantor hereby consents to each and all of the foregoing events or occurrences.

                  (b) Each Guarantor hereby agrees that payment or performance by such Guarantor of its Guarantor's Obligations under this Guaranty Agreement may be enforced by the Trustee on behalf of the Trustee upon demand by the Trustee to such Guarantor without the Trustee being required, such Guarantor expressly waiving to the extent permitted by

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         law any right it may have to require the Trustee, to (i) prosecute collection or seek to enforce or resort to any remedies against the Company or any other Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, liens or encumbrances granted to the Trustee or any Debentureholder or other party to a Related Agreement by the Company, any other Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH GUARANTOR THAT DEMAND UNDER THIS GUARANTY AGREEMENT MAY BE MADE BY THE TRUSTEE, AND THE PROVISIONS HEREOF ENFORCED BY THE TRUSTEE, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE INDENTURE AND THE GUARANTEED LIABILITIES ARE THEN DUE AND PAYABLE.

                  (c) Each Guarantor further agrees with respect to this Guaranty Agreement that it shall have no right of subrogation, reimbursement, contribution or indemnity, nor any right of recourse to security for the Guaranteed Liabilities unless and until 93 days immediately following the Indenture Termination Date (as defined below) shall have elapsed without the filing or commencement, by or against any Guarantor, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Guarantor or its assets. This waiver is expressly intended to prevent the existence of any claim in respect to such subrogation, reimbursement, contribution or indemnity by any Guarantor against the estate of any other Guarantor within the meaning of Section 101 of the Bankruptcy Code, in the event of a subsequent case involving any other Guarantor. If an amount shall be paid to any Guarantor on account of such rights at any time prior to termination of this Guaranty Agreement in accordance with the provisions of Section 22 hereof, such amount shall be held in trust for the benefit of the Trustee and shall forthwith be paid to the Trustee, for the benefit of the Debentureholder, to be credited and applied upon the Guarantors' Obligations, whether matured or unmatured, in accordance with the terms of the Indenture or otherwise as the Trustee may elect. The agreements in this subsection shall survive repayment of all of the Guarantors' Obligations, the termination or expiration of this Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 22 hereof, and occurrence of the Indenture Termination Date. For purposes of this Guaranty Agreement, "Indenture Termination Date" means the date as of which the Company shall have made final payment in full of all outstanding amounts under the Debentures and the Indenture (including all principal, interest, fees and expenses) and the Indenture shall have otherwise been satisfied and discharged in accordance with Article 13 thereof.

         10. EFFECTIVENESS; ENFORCEABILITY. This Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 22 hereof. Any claim or claims that the Trustee may at any time hereafter have against a Guarantor under this Guaranty Agreement may be asserted by the Trustee on behalf of the Trustee by written notice directed to such Guarantor in accordance with Section 24 hereof.

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         11. REPRESENTATIONS AND WARRANTIES. Each Guarantor warrants and represents to the Trustee, for the benefit of the Debentureholders, that it is duly authorized to execute and deliver this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Guaranty Agreement, that this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Guarantor by its duly authorized representatives; that this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) is legal, valid, binding and enforceable against such Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles; and that such Guarantor's execution, delivery and performance of this Guaranty Agreement (and any Guaranty Joinder Agreement to which such Guarantor is a party) do not violate or constitute a breach of any of its organizational documents, any agreement or instrument to which such Guarantor is a party, or any law, order, regulation, decree or award of any governmental authority or arbitral body to which it or its properties or operations is subject.

         12. EXPENSES. Each Guarantor agrees to be jointly and severally liable for the payment of all reasonable fees and expenses, including fees, costs, expenses or disbursements of counsel, incurred by the Trustee in connection with the enforcement of this Guaranty Agreement, whether or not suit be brought.

         13. REINSTATEMENT. Each Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by the Trustee or any Debentureholder in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by the Trustee or any Debentureholder in whole or in part in good faith settlement of any pending or threatened avoidance claim.

         14. ATTORNEY-IN-FACT. To the extent permitted by law, each Guarantor hereby appoints the Trustee, for the benefit of the Debentureholders, as such Guarantor's attorney-in-fact for the purposes of carrying out the provisions of this Guaranty Agreement and taking any action and executing any instrument which the Trustee may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided, that the Trustee shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

         15. RELIANCE. Each Guarantor represents and warrants to the Trustee, for the benefit of the Debentureholders, that: (a) such Guarantor has adequate means to obtain on a continuing basis (i) from the Company, information concerning the Company's financial condition and affairs and (ii) from other reliable sources, such other information as it deems material in deciding to provide this Guaranty Agreement and any Guaranty Joinder Agreement ("Other Information"), and has full and complete access to Company's books and records and to such Other Information; (b) such Guarantor is not relying on the Trustee or its employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Guarantor has been furnished with and reviewed the terms of the Indenture and the Debentures as it has requested, is executing this Guaranty Agreement (or the Guaranty Joinder Agreement to which it is a party, as applicable) freely and deliberately, and

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understands the obligations and financial risk undertaken by providing this
Guaranty Agreement (and any Guaranty Joinder Agreement); (d) such Guarantor has relied solely on the Guarantor's own independent investigation, appraisal and analysis of the Company, the Company's financial condition and affairs, the "Other Information", and such other matters as it deems material in deciding to provide this Guaranty Agreement (and any Guaranty Joinder Agreement) and is fully aware of the same; and (e) such Guarantor has not depended or relied on the Trustee or its employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning the Company or the Company's financial condition and affairs or any other matters material to such Guarantor's decision to provide this Guaranty Agreement (and any Guaranty Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Guarantor agrees that the Trustee does not have any duty or responsibility whatsoever, now or in the future, to provide to such Guarantor any information concerning the Company or the Company's financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Guarantor receives any such information from the Trustee or its employees, directors, agents or other representatives or Affiliates, such Guarantor will independently verify the information and will not rely on the Trustee or its employees, directors, agents or other representatives or Affiliates, with respect to such information.

         16. RULES OF INTERPRETATION. The rules of interpretation contained in
Section 1.01 of the Indenture shall be applicable to this Guaranty Agreement and each Guaranty Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

         17. ENTIRE AGREEMENT. This Guaranty Agreement and each Guaranty Joinder Agreement, together with the Indenture and Related Agreements, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 22, neither this Guaranty Agreement nor any Guaranty Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Indenture.

         18. BINDING AGREEMENT; ASSIGNMENT. This Guaranty Agreement, each Guaranty Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Guaranty Agreement, any Guaranty Joinder Agreement or any other interest herein or therein without the prior written consent of the Trustee. All references herein to the Trustee shall include any successor thereof.

         19. [INTENTIONALLY OMITTED]

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         20. SEVERABILITY. The provisions of this Guaranty Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         21. COUNTERPARTS. This Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Agreement to produce or account for more than one such counterpart executed by the Guarantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 21, the provisions of Section 16.13 of the Indenture shall be applicable to this Guaranty Agreement.

         22. TERMINATION. (a) Subject to reinstatement pursuant to Section 13 hereof, this Guaranty Agreement and each Guaranty Joinder Agreement, and all of the Guarantors' Obligations hereunder (excluding those Guarantors' obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Indenture Termination Date.

(b) Upon any release or termination of the Credit Agreement Guaranty with respect to any Guarantor (a "Released Guarantor"), such Released Guarantor hereunder shall automatically be deemed to be released of all of its obligations hereunder and this Guaranty Agreement shall automatically terminate and cease to have any further force or effect with respect to such Released Guarantor. Each Released Guarantor shall promptly notify the Trustee of any such release or termination of this Guaranty Agreement with respect to such Released Guarantor, it being understood, however, that the failure to so notify the Trustee shall not affect the release of the obligations of such Released Guarantor hereunder or the termination of this Guaranty Agreement with respect to such Released Guarantor. Following notification by a Released Guarantor to the Trustee of the release and termination of the Credit Agreement Guaranty with respect to such Released Guarantor (accompanied by a copy of such release), the Trustee agrees to confirm in writing to the Company and the Released Guarantor the release and termination of this Guaranty Agreement with respect to such Released Guarantor, it being understood, however, that the failure of the Trustee to so confirm such release and termination shall not in any way impair the automatic release and termination of this Guaranty Agreement with respect to such Released Guarantor concurrent with any release or termination of the Credit Agreement Guaranty with respect to such Released Guarantor.

(c) Immediately upon the performance, observance or discharge by the Company of any of the provisions of Article 15 of the Indenture, all of the Guarantors' Obligations hereunder shall terminate.

         23. REMEDIES CUMULATIVE; LATE PAYMENTS. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Trustee or any other Debentureholder provided by law or under the Indenture, or other applicable agreements or instruments. Any amounts not paid when due under this Guaranty Agreement shall bear interest at the rate provided for in the Indenture and the Debentures.

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         24. NOTICES. Any notice required or permitted hereunder or under any
Guaranty Joinder Agreement shall be given, (a) with respect to each Guarantor, at the address of the Company indicated in Section 16.03 of the Indenture and
(b) with respect to the Trustee, at the Trustee's address indicated in Section
16.03 of the Indenture. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 16.03 of the Indenture for the giving and effectiveness of notices and modifications of addresses thereunder.

         25. JOINDER. Each Person who shall at any time execute and deliver to the Trustee a Guaranty Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Guarantor, and all references herein and in the Indenture to the Guarantors or to the parties to this Guaranty Agreement shall be deemed to include such Person as a Guarantor hereunder.

         26. GOVERNING LAW; JURISDICTION; ETC.

                  (a) GOVERNING LAW. THIS GUARANTY AGREEMENT AND ANY GUARANTY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  (b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT AND ANY GUARANTY JOINDER AGREEMENT OR ANY OTHER RELATED DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY AGREEMENT AND ANY GUARANTY JOINDER AGREEMENT OR IN ANY OTHER RELATED DOCUMENT SHALL AFFECT ANY RIGHT THAT THE TRUSTEE OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY AGREEMENT AND ANY GUARANTY JOINDER AGREEMENT OR ANY OTHER RELATED DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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                  (c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND
         UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT AND ANY GUARANTY JOINDER AGREEMENT OR ANY OTHER RELATED DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

                  (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION
         16.03 OF THE INDENTURE. NOTHING IN THIS GUARANTY AGREEMENT AND ANY GUARANTY JOINDER AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         27. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY AGREEMENT AND ANY GUARANTY JOINDER AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AGREEMENT AND ANY GUARANTY JOINDER AGREEMENT AND THE OTHER DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                            [Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Guaranty Agreement as of the day and year first written above.

                                  GUARANTORS:

                                  AMERICAN RECREATION PRODUCTS, INC.
                                  BIFLEX INTERNATIONAL, INC.
                                  BRIGGS NEW YORK, INC.
                                  DORBY FROCKS, LTD.
                                  HALMODE APPAREL, INC.
                                  PHAT FASHIONS LLC
                                  PHAT LICENSING LLC
                                  SIERRA DESIGNS ACQUISITION CORPORATION


                                  By:/s/ W. Lee Capps, III
                                  Name: W. Lee Capps, III
                                  Title:   Senior Vice President Finance


                                  COSTURA DOMINICANA, INC.
                                  GERBER CHILDRENSWEAR, INC.
                                  By: /s/ W. Lee Capps, III
                                  Name: W. Lee Capps, III
                                  Title: Senior Vice President Finance and Chief
                                         Financial Officer


                                  GCI IP SUB, INC.
                                  KELLWOOD FINANCIAL RESOURCES, INC.
                                  KWD HOLDINGS, INC.
                                  By: /s/ W. Lee Capps, III
                                  Name:    W. Lee Capps, III
                                  Title:   President


                                  GCW HOLDINGS, INC.
                                  By: /s/ Thomas H. Pollihan
                                  Name: Thomas H. Pollihan
                                  Title:   Vice President and General Counsel


                                  KORET OF CALIFORNIA, INC.
                                  NEW CAMPAIGN, INC.
                                  By: /s/ W. Lee Capps, III
                                  Name: W. Lee Capps, III
                                  Title: Vice President Finance

                                  TRUSTEE:

                                  UNION BANK OF CALIFORNIA, N.A., as Trustee




                                  By:    /s/ Andrew R. Ball
                                  Name:  Andrew R. Ball
                                  Title: Vice President

                                    EXHIBIT A
                                    ---------

                       FORM OF GUARANTY JOINDER AGREEMENT

                           GUARANTY JOINDER AGREEMENT

         THIS GUARANTY JOINDER AGREEMENT (the "Guaranty Joinder Agreement"), dated as of _____________, 20__ is made by _______________________________, a
________________ (the "Joining Guarantor"), delivered to UNION BANK OF CALIFORNIA, N.A., in its capacity as Trustee (the "Trustee") under that certain Indenture (as amended, revised, modified, supplemented or amended and restated from time to time, the "Indenture"), dated as of June 22, 2004, by and among KELLWOOD COMPANY, a Delaware corporation (the "Company"), the Lenders party thereto and the Trustee. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Indenture.

         WHEREAS, various material domestic subsidiaries of the Company have executed and delivered to the Trustee a Guaranty Agreement dated as of March 15, 2005 (herein as amended, supplemented or modified from time to time called the "Guaranty Agreement");

         WHEREAS, the Joining Guarantor is a material domestic Subsidiary and desires to become a "Guarantor" under the Guaranty Agreement and be joined as a party to the Guaranty Agreement; and

         WHEREAS, the Joining Guarantor will materially benefit directly and indirectly by becoming a Guarantor under the Guaranty Agreement; and

         NOW, THEREFORE, the Joining Guarantor hereby agrees as follows with the Trustee, for the benefit of the Debentureholders (as defined in the Indenture):

         1. JOINDER. The Joining Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the Guaranty Agreement as a Guarantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Guarantor or to which each Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Trustee for the benefit of the Debentureholders of the payment and performance in full of the Guaranteed Liabilities (as defined in the Guaranty Agreement) whether now existing or hereafter arising, all with the same force and effect as if the Joining Guarantor were a signatory to the Guaranty Agreement.

         2. AFFIRMATIONS. The Joining Guarantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Guarantor contained in the Guaranty Agreement.

         3. SEVERABILITY. The provisions of this Guaranty Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Guaranty Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         4. COUNTERPARTS. This Guaranty Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Guaranty Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Guarantor. Without limiting the foregoing provisions of this Section 4, the provisions of Section 16.13 of the Indenture shall be applicable to this Guaranty Joinder Agreement.

         5. DELIVERY. Joining Guarantor hereby irrevocably waives notice of acceptance of this Guaranty Joinder Agreement and acknowledges that the Guaranteed Liabilities are and shall be deemed to be incurred, and credit extensions under the Indenture made and maintained, in reliance on this Guaranty Joinder Agreement and the Guarantor's joinder as a party to the Guaranty Agreement as herein provided.

         6. GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. The provisions of Sections 26 and 27 of the Guaranty are hereby incorporated by reference as if fully set forth herein.



                            [SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, the Joining Guarantor has duly executed and delivered this Guaranty Joinder Agreement as of the day and year first written above.

                                            JOINING GUARANTOR:

                                            ____________________________________


                                            By:_________________________________
                                                Name: __________________________
                                                      Title:   _________________